Exhibit 5.1

VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in

Basel-City

CRISPR Therapeutics AG

Baarerstrasse 14

6300 Zug

Basel, January 4, 2018

CRISPR Therapeutics AG – Registration Statement on Form S-3

Dear Sir or Madam,

We have acted as Swiss counsel to CRISPR Therapeutics AG (the ”Company”), a company incorporated under the laws of the Switzerland, in connection with the Company’s registration statement on Form S-3 as filed with the U.S. Securities and Exchange Commission (the “Commission”), as amended or supplemented (the “Registration Statement”), with respect to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus covering the Shelf Securities dated December 4, 2017 in the form first used to confirm sales of the offered securities (the “Prospectus”) supplemented by the prospectus supplement (the “Supplement”) specifically relating to the offer and sale of 5’750’000 new ordinary shares of the Company (the “New Shares”). The New Shares will be created through the issuing of 5’750’000 new ordinary shares by the Company pursuant to a capital increase under Swiss Law.

I.         BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus, (iii) the Supplement, (iv) a copy of the coordinated articles of association of the Company as at May 31, 2017 and

(vi) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

The documents referred to above in paragraphs are referred to together as the ”Documents”.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II.       ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)        the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)        the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined; and

c)        to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

III.     OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the New Shares, when sold and upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Zug, will be validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the New Shares).

IV.     QUALIFICATIONS

This opinion is subject to the following qualifications:

a)        This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.

b)        The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

*    *    *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. All liability and other matters relating to this opinion shall be governed exclusively by Swiss law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

VISCHER AG

/s/ Dr. Matthias Staehelin

Dr. Matthias Staehelin

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